UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2015

DUKE REALTY CORPORATION

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2015, Duke Realty Corporation, an Indiana corporation (the “Company”), and Duke Realty Limited Partnership, an Indiana limited partnership of which the Company is the sole general partner, filed a combined Current Report on Form 8-K (the “Original 8-K”) to disclose, among other items, that Mr. James D. Bremner will step down from the position of President, Healthcare of the Company, effective June 30, 2015. This Current Report on Form 8-K/A (the “Amendment”) is being filed solely to correct the following sentence included in the Original 8-K under Item 5.02, “Mr. Bremner has agreed to provide certain consulting services to the Company through BRE II, LLC, an Indiana limited liability company, of which Mr. Bremner is the sole member, during the period commencing on June 30, 2015 and ending on January 1, 2016, subject to earlier termination (the “Consulting Period”).” This sentence is revised as follows, “Mr. Bremner has agreed to provide certain consulting services to the Company through BRE II, LLC, an Indiana limited liability company, of which Mr. Bremner is the sole member, during the period commencing on July 1, 2015 and ending on June 30, 2016 (the “Consulting Period”).” Except as described herein, this Amendment does not modify or update any other information contained in the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its general partner

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 5, 2015